SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2005

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

In a Current Report on Form 8-K filed on October 11, 2005, Viisage Technology, Inc. (“Viisage”) reported that it had entered into an investment agreement (the “Investment Agreement”) with L-1 Investment Partners LLC (“L-1”) providing for (i) the issuance and sale to L-1 of 19,047,619 shares of Viisage common stock at $5.25 per share (the “Shares”) and (ii) the issuance of warrants to purchase an aggregate of 4,000,000 shares of Viisage common stock at an exercise price of $5.50 per share (the “Warrants”). The consummation of the transactions contemplated by the Investment Agreement are subject to approval of Viisage’s stockholders at a special meeting of stockholders scheduled for December 16, 2005. Viisage has filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the proposed L-1 investment and a proposed one-for-two and a half reverse split of Viisage’s outstanding common stock. Security holders may obtain free copies of the proxy statement on the SEC’s website at http://www.sec.gov.

On November 4, 2005, L-1 entered into a Membership Interest Purchase Agreement (the “Membership Purchase Agreement”) with Integrated Biometric Technology, Inc. (“IBT Parent”), its wholly-owned subsidiary, Integrated Biometric Technology LLC (“IBT”), and the stockholders of IBT Parent to acquire 60% of the outstanding membership interests of IBT for $35 million in cash and to acquire the remaining 40% on or before January 30, 2006 for an additional $25 million. If IBT achieves revenues of $75 million for the year ended December 31, 2006, L-1 would be obligated to pay an additional $10 million in cash to IBT. L-1 has assigned its rights under the Membership Purchase Agreement to Aston Capital Partners L.P. (“Aston”), an affiliate of L-1.

On November 15, 2005, Viisage entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Aston under which Viisage will pay $35 million to Aston for its previously purchased 60% interest in IBT, subject to the consummation of the L-1 investment in Viisage and customary closing conditions. Also on November 15, 2005, Viisage entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IBT Parent, IBT and the stockholders of IBT Parent under which Viisage will issue to the shareholders of IBT Parent 5,000,000 authorized but unissued shares of common stock of Viisage (to be adjusted for the reverse stock split) for all of the outstanding capital stock of IBT Parent. The only asset of IBT Parent at the time of the merger will be the 40% interest in IBT not previously purchased by L-1. In addition, the Merger Agreement provides that the shareholders of IBT Parent will be eligible to receive from Viisage an additional amount for each share of Viisage common stock issued in the merger, equal to the amount, if any, by which $5.00 (or $7.00 in the event that revenues of IBT for the year ended December 31, 2006 exceed $75 million) exceeds the average of the closing bid prices of Viisage common stock during the month of February 2007, as reported on the NASDAQ Stock Market, in each case as adjusted for any stock splits. Any difference would be paid in additional shares of Viisage common stock, provided that if the average of the closing bid prices for Viisage common stock during the month of February 2007 is less than $2.50, the difference to be paid will be determined as if the average price were $2.50. Viisage’s issuance of shares to IBT Parent pursuant to the Merger Agreement would be in place of L-1’s obligation to purchase the remaining 40% membership interests of IBT.

$750,000 of the cash paid by Aston to IBT under the Membership Purchase Agreement has been placed in escrow for one year. The escrow fund is available to provide security to

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Aston, and to Viisage upon consummation of the transactions contemplated by the Assignment Agreement and the Merger Agreement, to compensate it for any losses it may incur as a result of any inaccuracy in the representations or warranties of IBT Parent and IBT contained in the Membership Purchase Agreement or the Merger Agreement, any failure to comply with any covenant contained in the Membership Purchase Agreement or the Merger Agreement, or the operation of IBT’s business prior to the closing of the merger.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement, the Membership Purchase Agreement, the Assignment Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Merger Agreement, the Membership Purchase Agreement and the Assignment Agreement, copies of which are attached to this Current Report as Exhibit 2.1, 10.1 and 10.2, respectively.

On November 15, 2005, Viisage issued a press release announcing the execution of the above agreements. A copy of the press release is furnished herewith as Exhibit 99.1.

Upon the completion of the acquisition of IBT as described above, Viisage will issue to L-1, 1,100,000 warrants with an exercise price of $5.50 per share for strategic advice, due diligence and other services relating to this transaction. 700,000 of the warrants will have a term of three years and be fully vested upon grant. If during any of 2006, 2007 or 2008, the IBT business generates earnings before interest, taxes, depreciation and amortization (EBITDA) of $6 million or more, the remaining 400,000 warrants would vest. These warrants would have a term of three years from the date of vesting.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 are incorporated in this Item 3.02 by reference.

The shares of Viisage common stock to be issued to the stockholders of IBT Parent pursuant to the Merger Agreement will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. The warrants to be issued to L-1 as compensation for its services in connection with the IBT acquisition will likewise be exempt from registration under Section 4(2) of the Securities Act.

The shares of Viisage common stock and the warrants have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2005, Peter Faubert, Viisage’s Vice President of Finance, Corporate Controller and Principal Accounting Officer, provided written notice to Viisage that he would be leaving Viisage to become the Chief Financial Officer of Turbine, Inc., a multiplayer online gaming company, effective December 2, 2005.

Item 7.01. Regulation FD Disclosure.

On November 15, 2005, Viisage issued a press release announcing the execution of agreements in connection with the planned IBT acquisition as described under Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition, on November 15, 2005, Viisage held a conference call to discuss the planned IBT acquisition. On the conference call, Viisage provided information regarding IBT’s historical revenues for 2005 and IBT’s projected earnings per share and earnings before interest, taxes, depreciation and amortization for 2006. The text of the information provided on the conference call and a discussion of the use of certain non-GAAP financial measures constituting part of such information is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 and in Exhibit 99.2 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: November 18, 2005	By:	/s/ Bradley T. Miller
Bradley T. Miller
Senior Vice President and
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of November 15, 2005 by and among Viisage Technology, Inc., Integrated Biometric Technology, Inc., Integrated Biometric Technology LLC, and the stockholders named therein.

10.1	Membership Interest Purchase Agreement dated as of November 15, 2005 by and among L-1 Investment Partners LLC, Integrated Biometric Technology, Inc., Integrated Biometric Technology LLC, and the stockholders named therein.

10.2	Assignment and Assumption Agreement dated as of November 15, 2005 by and between Viisage Technology, Inc. and Aston Capital Partners L.P.

99.1	Press release issued November 15, 2005.

99.2	Selected text from November 15, 2005 conference call regarding projections and non-GAAP financial measures.

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